                                                                    Exhibit 23.2

                           Richard L. Weisheit, P.C.
                          Certified Public Accountant
                              17000 Dallas Parkway
                                   Suite 219
                              Dallas, Texas 75248
                               Phone 972-381-8816
                                Fax 972-381-0117
                              Email rlw@rlwcpa.com
                                 --------------



                   CONSENT OF INDEPENDENT ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-44513 and 333-114332) and on Forms S-8 (File Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of Escalon Medical
Corp. of our report dated October 5, 2004, relating to the consolidated financial statements of Drew Scientific, Plc, for the year ended March 31, 2003, included in this Form 8-K/A of Escalon Medical Corp.


/s/ Richard L. Weisheit, P.C.

Richard L. Weisheit, P.C.,
June 14, 2006